UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2008
 TEKELEC
(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 9.01	Financial Statements and Exhibits	3
EXHIBIT 10.1

i

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     2008 Executive Officer Bonus Plan
     On March 10, 2008, the Compensation Committee of the Board of Directors of Tekelec (“Tekelec” or the “Company”) recommended for approval, and on March 19, 2008 the Company’s Board of Directors (the “Board”) approved, the Tekelec 2008 Executive Officer Bonus Plan (the “Plan”).
     Under the terms of the Plan, each executive officer of the Company named as an eligible officer therein (or designated by the Board as an eligible officer) is eligible to receive cash bonuses for 2008 in a maximum total amount based upon a specified percentage of his or her annual base salary. Specifically, each eligible officer is entitled to receive the following bonuses:
•	2008 First Half Company Bonus: a bonus based on the Company’s financial performance as measured by the degree to which the Company achieves for the first six months of 2008 pre-set, Board-approved financial targets consisting of: (i) a consolidated operating income from continuing operations before bonus (as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, impairment charges, acquisition-related amortization and other mergers and acquisitions-related charges or income, and similar charges or income) (“Adjusted Operating Income before Bonus”) target, (ii) a revenue target, and (iii) an orders target;

•	2008 Second Half Company Bonus: a bonus based on the Company’s financial performance as measured by the degree to which the Company achieves for the second six months of 2008 pre-set, Board-approved financial targets consisting of: (i) an Adjusted Operating Income before Bonus target, (ii) a revenue target, and (iii) an orders target;

•	2008 First Half Personal Performance Bonus: a bonus based on his or her achievement in the first six months of 2008 of individual, business, or strategic objectives approved by the Board; and

•	2008 Second Half Personal Performance Bonus: a bonus based on his or her achievement in the second six months of 2008 of individual, business, or strategic objectives approved by the Board.
     On March 19, 2008, the Board, upon the recommendation of the Compensation Committee, also approved the Adjusted Operating Income before Bonus target (the “OI Target”), the revenue target, and the orders target for both semi-annual periods under the Plan.

     The specific amounts of the bonuses will be computed in accordance with the formulas set forth in the Plan. Bonuses are payable in one lump sum within 30 days after all the Company’s consolidated financial results covering a semi-annual period are filed with the Securities and Exchange Commission (the “SEC”).
     All payouts under the Plan are contingent upon Tekelec’s performing at or above a threshold level of the OI Target for the relevant semi-annual period. The threshold level for each semi-annual period is 80% of the OI Target for the period. If Tekelec does not achieve 80% of the OI Target for a semi-annual period, no bonuses will be paid under the Plan.
     An eligible officer is entitled to receive bonuses under the Plan only if he or she is actively employed by Tekelec or one of its subsidiaries as an eligible officer on the date on which the bonuses are paid, unless the Board waives this requirement. If an executive officer commences his or her employment as an eligible officer during the first or third calendar quarters of 2008, any bonuses payable for the semi-annual period in which employment commences will be subject to pro rata adjustment in accordance with the provisions of the Plan. If an executive officer commences his or her employment as an eligible officer during the second or fourth calendar quarters of 2008, the officer will not be eligible to receive either a Company Bonus or a Personal Performance Bonus for the semi-annual period in which employment commences.
     The following table sets out the aggregate target and maximum bonus amounts payable under the Plan to Tekelec’s current executive officers who were listed in the Summary Compensation Table included in the Proxy Statement relating to the Company’s 2007 Annual Meeting of Shareholders (as filed with the SEC on April 5, 2007), assuming the officers’ current base salaries remain in effect through December 31, 2008:

		Target	Maximum
		Aggregate	Aggregate
		Plan-Based	Plan-Based
Named Executive Officer	Title	Bonuses for 2008	Bonuses for 2008
Franco Plastina	President	$684,000	$1,368,000
	and Chief Executive Officer

William H. Everett	Executive Vice President	$324,000	$648,000
	and Chief Financial Officer

Ronald J. de Lange	Executive Vice President,	$279,000	$558,000
	Global Product Solutions
     The target bonus amounts set forth above are based on the Company’s achievement of 100% of its financial performance objectives and each officer’s achievement of 100% of his individual performance objectives, in each case for both the 2008 First Half and the 2008 Second Half. The maximum bonus amounts are based on the Company’s achievement of 150% or more of its targeted operating income and orders objectives and each officer’s achievement of 200% of his individual performance objectives, in each case for both the 2008 First Half and the 2008 Second Half.
     The Plan also allows the Company to award discretionary bonuses to eligible officers for 2008.
     The Board may amend, modify, or terminate the Plan, or any payment owed thereunder, at any time without prior notice to participants; provided, however, that neither the Plan nor any payments owed thereunder may be amended, modified or terminated after the Company files with the SEC its financial statements covering the semi-annual period for which such bonus amount is earned under the terms of the Plan.
     Any Board approval or other determination under the Plan has been or will be made by the Board based upon the recommendation of the Compensation Committee. In the event that the Board does not accept the recommendation of the Compensation Committee with regard to any such matter, the Plan provides for the matter to be decided by the “independent” (as defined by the rules of The NASDAQ Stock Market LLC) directors of the Company.
     The foregoing description of the Plan is subject to, and qualified in its entirety by, the Plan, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	2008 Executive Officer Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: March 24, 2008	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 Executive Officer Bonus Plan